================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 1, 2002




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



          Delaware                        1-6407                 75-0571592
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
        incorporation                                        Identification No.)



            One PEI Center                                       18711
     Wilkes-Barre, Pennsylvania                                (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















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



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (c)   Exhibit No.
         -----------

         99.a  Press Release issued by Southern Union Company dated May 1, 2002.

ITEM 9.  REGULATION FD DISCLOSURE

     On May 1, 2002 Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and nine-month periods ended March 31, 2002 and 2001. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                             Three Months Ended            Nine Months Ended
                                 March 31,                      March 31,
                          --------------------------  --------------------------
                              2002          2001          2002          2001
                          ------------  ------------  ------------  ------------
                                          (thousands of dollars,
                                   except shares and per share amounts)

Operating revenues......  $   528,298   $   914,653   $ 1,078,708   $ 1,664,461
Cost of gas and other
  energy................     (331,853)     (685,404)     (651,791)   (1,203,862)
Revenue-related taxes...      (20,398)      (33,664)      (39,980)      (62,597)
                          -----------   -----------   -----------   -----------
    Operating margin....      176,047       195,585       386,937       398,002

Operating expenses:
  Operating, mainte-
    nance and general...       54,903        69,766       162,061       168,935
  Business restruc-
    turing charges......         --            --          32,706          --
  Depreciation and
    amortization........       17,970        24,615        57,821        64,319
  Taxes, other than on
    income and revenues.        7,080         8,480        22,756        21,290
                          -----------   -----------   -----------   -----------
      Total operating
        expenses........       79,953       102,861       275,344       254,544
                          -----------   -----------   -----------   -----------
      Net operating
        revenues........       96,094        92,724       111,593       143,458
                          -----------   -----------   -----------   -----------

Other income (expenses):
  Interest..............      (21,920)      (29,163)      (70,992)      (75,772)
  Dividends on preferred
    securities of sub-
    sidiary trust.......       (2,370)       (2,370)       (7,110)       (7,110)
  Other, net............        3,293        14,364        26,482        23,761
                          -----------   -----------   -----------   -----------
    Total other ex-
      penses, net.......      (20,997)      (17,169)      (51,620)      (59,121)
    Earnings before
      income taxes......       75,097        75,555        59,973        84,337
Federal and state income
  taxes.................       31,309        34,749        26,838        38,789
                          -----------   -----------   -----------   -----------
Earnings before cumula-
  tive effect of change
  in accounting
  principle.............       43,788        40,806        33,135        45,548
Cumulative effect of
  change in accounting
  principle, net of tax.         --            --            --             602
                          -----------   -----------   -----------   -----------
Net earnings available
  for common stock......  $    43,788   $    40,806   $    33,135   $    46,150
                          ===========   ===========   ===========   ===========

Diluted earnings per
  share:
    Before cumulative
      effect of change
      in accounting
      principle.........  $       .82   $       .74   $       .61   $       .83
    Cumulative effect
      of change in
      accounting princi-
      ple, net of tax...          --            --            --            .01
                          -----------   -----------   -----------   -----------
                          $       .82   $       .74   $       .61   $       .84
                          ===========   ===========   ===========   ===========

Weighted average shares
  outstanding - diluted.   53,621,846    55,511,625    54,323,851    54,831,308
                          ===========   ===========   ===========   ===========




           See Notes to Condensed Consolidated Financial Statements.


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                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                     ASSETS


                                                  March 31,            June 30,
                                           -----------------------   -----------
                                              2002         2001          2001
                                           ----------   ----------   -----------
                                                   (thousands of dollars)


Property, plant and equipment:
  Utility plant, at cost................   $2,263,789   $2,205,321   $2,227,495
  Less accumulated depreciation and
    amortization........................     (812,358)    (758,717)    (771,170)
                                           ----------   ----------   ----------
    Net property, plant and equipment...    1,451,431    1,446,604    1,456.325
                                           ----------   ----------   ----------

Current assets:
  Cash and cash equivalents.............        9,844        8,166        1,219
  Accounts receivable, billed and
    unbilled, net.......................      250,108      462,279      218,912
  Inventories, principally at average
    cost................................       84,776       41,639      106,505
  Deferred gas purchase costs...........        4,617       99,415       65,171
  Investment securities available for
    sale................................        4,339       92,241       29,447
  Prepayments and other.................       10,992       14,730       14,778
                                           ----------   ----------   ----------
      Total current assets..............      364,676      718,470      436,032
                                           ----------   ----------   ----------

Goodwill, net...........................      713,389      733,921      724,620

Deferred charges........................      225,464      212,711      209,644

Investment securities, at cost..........       19,227       20,081       19,081

Real estate.............................         --          2,552        2,506

Other...................................       48,672       36,552       41,872
                                           ----------   ----------   ----------

  Total assets..........................   $2,822,859   $3,170,891   $2,890,080
                                           ==========   ==========   ==========



                         CAPITALIZATION AND LIABILITIES

Capitalization:
  Common stockholders' equity...........   $  708,958   $  753,418   $  721,857
  Preferred stock of subsidiary trust,
    $25 par.............................      100,000      100,000      100,000
  Long-term debt and capital lease
    obligation..........................      799,718    1,368,817    1,329,631
                                           ----------   ----------   ----------
      Total capitalization..............    1,608,676    2,222,235    2,151,488
                                           ----------   ----------   ----------

Current liabilities:
  Long-term debt due within one year....      451,852        5,219        5,913
  Notes payable.........................      132,300      211,600      190,600
  Accounts payable......................      126,186      227,917      103,623
  Federal, state and local taxes........       61,223       66,069       32,342
  Accrued dividends on preferred stock
    of subsidiary trust.................        2,370        2,370        2,370
  Other.................................       96,207      107,958      103,773
                                           ----------   ----------   ----------
    Total current liabilities...........      870,138      621,133      438,621
                                           ----------   ----------   ----------
Deferred credits and other liabilities..      344,045      327,523      299,971
Commitments and contingencies...........         --           --           --
                                           ----------   ----------   ----------
  Total capitalization and liabilities..   $2,822,859   $3,170,891   $2,890,080
                                           ==========   ==========   ==========




            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION:

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended March 31, 2002 was $3,293,000 compared to $14,364,000 in 2001. Other income for the three-month period ended March 31, 2002 includes the recognition of $3,776,000 in previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary. This was partially offset by $1,200,000 of legal costs associated with ongoing litigation from the unsuccessful acquisition of Southwest Gas Corporation (Southwest), and $413,000 of interest expense. Other income for the three-month period ended March 31, 2001 primarily consisted of realized gains on the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation of $12,494,000, the recognition of $3,360,000 in previously recorded deferred income related to financial derivative trading activity, and $1,680,000 of interest and dividend income. This was partially offset by $3,568,000 of costs associated with the aforementioned unsuccessful acquisition and related litigation.

Other income for the nine-month period ended March 31, 2002 was $26,482,000 compared to $23,761,000 in 2001. Other income for the nine-month period ended March 31, 2002 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, the recognition of $6,109,000 in previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary, a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc., $658,000 in interest and dividend income, and a $561,000 gain on the sale of a 43-mile pipeline also by a subsidiary of the Company. These items were partially offset by $6,106,000 of legal costs associated with Southwest and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company. Other income for the nine-month period ended March 31, 2001 primarily consisted of realized gains on the sale of investment securities of $21,363,000, a $13,532,000 gain on the sale of non-core real estate, and $3,385,000 of interest and dividend income. This was partially offset by $5,684,000 of non-cash trading losses and $8,466,000 of costs associated with Southwest.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations for the three- and nine-month periods ended March 31, 2002 and 2001:

                                     Three Months              Nine Months
                                    Ended March 31,          Ended March 31,
                                ----------------------   ----------------------
                                   2002        2001         2002        2001
                                ----------  ----------   ----------  ----------

Average number of gas sales
  customers served:
    Residential.............     1,346,493   1,341,714    1,330,667   1,241,075
    Commercial..............       133,019     132,319      128,648     121,142
    Industrial and irriga-
      tion..................         4,178       4,372        4,159       3,143
    Public authorities and
      other.................         3,292       3,177        3,265       3,152
                                ----------  ----------   ----------  ----------
      Total average custo-
        mers served.........     1,486,982   1,481,582    1,466,739   1,368,512
                                ==========  ==========   ==========  ==========

Gas sales in millions of
  cubic feet (MMcf):
    Residential.............        47,542      56,833       72,625      89,601
    Commercial..............        17,795      22,191       29,020      36,378
    Industrial and irriga-
      tion..................         1,130       1,871        2,754       3,770
    Public authorities and
      other.................         1,480       1,450        3,021       2,697
                                ----------  ----------   ----------  ----------
      Gas sales billed......        67,947      82,345      107,420     132,446
    Net change in unbilled
      gas sales.............        (5,121)     (9,787)       8,318       9,092
                                ----------  ----------   ----------  ----------
      Total gas sales.......        62,826      72,558      115,738     141,538
                                ==========  ==========   ==========  ==========

Gas sales revenues
  (thousands of dollars):
    Residential.............    $  381,139  $  596,129   $  667,347  $  910,601
    Commercial..............       133,122     224,916      235,781     343,172
    Industrial and irriga-
      tion..................         9,716      17,562       23,829      31,586
    Public authorities and
      other.................         7,557      13,937       15,315      22,814
                                ----------  ----------   ----------  ----------
      Gas revenues billed...       531,534     852,544      942,272   1,308,173
    Net change in unbilled
      gas sales revenues....       (33,028)    (47,269)      49,556      98,246
                                ----------  ----------   ----------  ----------
      Total gas sales
        revenues............    $  498,506  $  805,275   $  991,828  $1,406,419
                                ==========  ==========   ==========  ==========

Gas sales revenue per
  thousand cubic feet
  billed:
    Residential.............    $     8.02  $    10.49   $     9.19  $    10.16
    Commercial..............          7.48       10.14         8.12        9.43
    Industrial and irriga-
      tion..................          8.60        9.39         8.65        8.38
    Public authorities and
      other.................          5.11        9.61         5.07        8.46

Weather:
  Degree days:
    Southern Union Gas
      service territories...         1,208       1,259        1,932       2,351
    Missouri Gas Energy
      service territories...         2,439       2,809        4,005       5,280
    PG Energy service
      territories...........         2.592       3,120        4,587       5,888
    New England service
      territories...........         2,547       2,980        4,355       5,174

  Percent of 30-year measure:
    Southern Union Gas
      service territories...           97%        102%          94%        113%
    Missouri Gas Energy
      service territories...           90%        100%          84%        110%
    PG Energy service
      territories...........           84%         98%          84%        107%
    New England service
      territories...........           85%        100%          86%        104%

Gas transported in millions
  of cubic feet.............        27,770      26,822       67,542      72,086

Gas transportation revenues
  (thousands of dollars)....    $   15,464  $   17,606   $   36,469  $   39,632





The above information does not include the Company's 43% equity ownership in a natural gas distribution company serving 25,000 customers in Piedras Negras, Mexico. Information for Fall River Gas and ProvEnergy, acquired September 28, 2000, and Valley Resources, acquired September 20, 2000, is included since October 1, 2000.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SOUTHERN UNION COMPANY
                                 ----------------------
                                      (Registrant)



Date  May 1, 2002                By DAVID J. KVAPIL
      -----------                   ---------------
                                    David J. Kvapil
                                    Executive Vice President and Chief
                                      Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                            Description
--------------  ----------------------------------------------------------------

    99.a        Press Release issued by Southern Union Company dated May 1, 2002

                                                                    EXHIBIT 99.a




02-06
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
570.829.8662


               RECORD EARNINGS REPORTED BY SOUTHERN UNION COMPANY
                       Conference Call & Webcast Scheduled


WILKES-BARRE, Pa., (May 1, 2002) - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) overcame this year's unseasonably warm winter to report record third quarter earnings. Net earnings for the three months ended March 31, 2002 were $43,788,000 ($.82 per common share diluted for outstanding options and warrants - hereafter referred to as "per share"), compared with net earnings of $40,806,000 ($.74 per share) for the same period in 2001.

"Although we cannot control Mother Nature, our results show that we can control costs. Excluding one-time gains in the prior year, operating results improved by twenty-nine percent," said Thomas F. Karam, Southern Union's president and chief operating officer. "Notwithstanding one of the warmest winters on record, these results confirm the success of our Cash Flow Improvement Plan. I'm extremely pleased that we have surpassed the goals of that plan - one quarter ahead of schedule."

Announced in July 2001, Southern Union's Cash Flow Improvement Plan was designed to increase annualized pre-tax cash flow from operations by at least $50 million by the end of the fiscal year. The Plan consists of strategies aimed at restructuring the Company's corporate operation, better focusing its operating divisions on meeting their allowed rates of return, and divesting non-core assets, using the proceeds to reduce debt.

The Company notes that net earnings for the three months ended March 31, 2001, reflect one-time net gains of $6,748,000 ($.12 per share) realized on the sale of a portion of the Company's investment holdings in Capstone Turbine Corporation. Excluding this gain, net income was $34,058,000 ($.61 per share) in 2001. There was no material nonrecurring activity during the three months ended March 31, 2002.

For the nine months ended March 31, 2002, the Company recorded net earnings of $33,135,000 ($.61 per share). Included in these results is a one-time restruc-turing charge totaling $18,070,000 ($.33 per share) net of tax, recorded in the Company's first quarter ended September 30, 2001. The restructuring charge was partially offset by $9,484,000 ($.17 per share) in after-tax gains generated from the settlement of interest rate swaps in September 2001. Net earnings for the nine months ended March 31, 2001, were $46,150,000 ($.84 per share) and included one-time after-tax gains totaling $18,353,000 ($.33 per share) on the sale of non-core real estate and investment holdings, as noted above.


                                     -MORE-

Southern Union will host a live Webcast and conference call on Wednesday, May 1, 2002 at 2 p.m. Eastern Time (1 p.m. Central Time) to discuss third quarter earnings and outlook. To participate, visit www.southernunionco.com or call
                                            -----------------------
800.240.4186 approximately ten minutes prior to the start and refer to conference "467365." A replay of the call will be available through May 8, 2002, by dialing 800.405.2236 and referring to the same conference number. A replay of the Webcast will also be available for thirty days on Southern Union's Web site.

Southern Union Company is an international energy distribution company serving approximately 1.5 million customers in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts and Mexico. For more information, visit
www.southernunionco.com.
-----------------------

This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.

Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three-, nine- and twelve-month periods ended March 31, 2002 and 2001 (amounts in thousands except shares and per share amounts):


                Three months ended    Nine months ended     Twelve months ended
                     March 31,           March 31, (a)         March 31, (a)
               --------------------- --------------------- ---------------------
                  2002      2001(b)    2002(c)    2001(b)    2002(c)   2001 (b)
               ---------- ---------- ---------- ---------- ---------- ----------

Operating
 revenues..... $  528,298 $  914,653 $1,078,708 $1,664,461 $1,347,060 $1,826,995
               ========== ========== ========== ========== ========== ==========

Net operat-
 ing mar-
 gin(d)....... $  176,047 $  195,585 $  386,937 $  398,002 $  478,197 $  459,540
               ========== ========== ========== ========== ========== ==========

Net earnings
 available
 for common
 stock........ $   43,788 $   40,806 $   33,135 $   46,150 $   44,270 $   35,448
               ========== ========== ========== ========== ========== ==========

Net earnings
 per share(e):
  Basic....... $     0.86 $     0.78 $     0.65 $     0.89 $     0.86 $     0.69
               ========== ========== ========== ========== ========== ==========

  Diluted..... $     0.82 $     0.74 $     0.61 $     0.84 $     0.81 $     0.65
               ========== ========== ========== ========== ========== ==========

Weighted aver-
 age shares
 outstanding(e):
  Basic....... 50,877,363 52,436,073 51,360,879 51,956,473 51,625,601 51,710,551
               ========== ========== ========== ========== ========== ==========

  Diluted..... 53,621,846 55,511,625 54,323,851 54,831,308 54,584,600 54,433,177



NOTE:  The Company's fiscal year-end is June 30.


(a) The Company acquired Providence Energy Corporation and Fall River Gas Company on September 28, 2000, and Valley Resources, Inc. on September 20, 2000 (collectively, now New England Gas Company). These acquisitions were accounted for as a purchase and their respective results of operations have been included in the Company's consolidated results of operations since their respective acquisition dates. For these reasons, the consolidated results of operations of the Company for the periods subsequent to the acquisitions are not comparable to the same periods in prior years.

(b) The three-month period ended March 31, 2001, includes after-tax gains of $6,748,000 from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation. The nine- and twelve-month periods ended March 31, 2001, include after tax gains of $18,353,000 and $18,353,000, respectively, from the sale of non-core real estate and investment holdings, as noted above.

(c) The nine- and twelve-month periods ended March 31, 2002 include an after-tax restructuring charge of $18,070,000. The impact of this one-time restructuring charge was partially offset by $9,484,000 in after- tax gains generated from the settlement of several interest rate swaps in September 2001. Additionally, the twelve-month period ended March 31, 2002 includes an after-tax gain of $32,575,000 from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation.

(d) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(e) All periods have been adjusted for the 5% stock dividend distributed on August 30, 2001.







                                      #####



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